EX-FILING FEES

Calculation of Filing Fee Tables

Form 424B5
(Form Type)

Realty Income Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A				N/A
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share (1)	415(a)(6)	10,928,639 (1)(2)		(1)(2)	—	—	424B7	333-257510	June 29, 2021	$62,697.40
	Total Offering Amounts					N/A		(2)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(2)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of shares of common stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2)	We previously registered 11,420,562 shares of our common stock, par value $0.01 per share, pursuant to our registration statement on Form S-3 (Registration No. 333-257510) filed on June 29, 2021, and a related prospectus supplement (as amended, the “2021 Prospectus Supplement”) and prospectus filed on June 29, 2021 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). Of those 11,420,562 shares of our common stock, 10,928,639 shares had not been sold (the “Unsold Securities”) as of the date hereof. The offering pursuant to the 2021 Prospectus Supplement has been terminated and all of the Unsold Shares are being offered pursuant to this prospectus supplement and the accompanying prospectus and are being registered hereunder. As reflected under the caption “Calculation of Registration Fee” in the Prior Prospectus Supplement, a filing fee of $62,697.40 was previously paid in connection with the registration of such 11,420,562 shares of our common stock, which filing fee was calculated in accordance with Rules 456(b), 457(c) and 457(r) of the Securities Act. A portion of that filing fee, $59,996.81, was previously paid in connection with the registration of the Unsold Securities and is hereby applied to the registration of the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act.

1